UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HCWC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On May 12, 2025, Healthy Choice Wellness Corp. (the “Company” or “HCWC”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company agreed to sell 3,250 shares (the ‘Shares”) of its Series A Convertible Preferred Stock (the “HCWC Preferred Stock”) to two investors (the “Purchasers”) for an aggregate subscription price of $3,250,000 (the “Offering”), subject to certain conditions. The HCWC Preferred Stock is currently convertible into 2,339,252 shares of the Company’s Class A Common Stock at a conversion price of $1.38 per share, with such conversion price subject to adjustment as described below and as set forth in the Certificate of Designation (as defined below).

Upon completion of the Offering, the proceeds the Company receives in the Offering will be used for general working capital purposes and potential acquisitions.

The Purchasers and the Company will enter into a Share Escrow Agreement pursuant to the SPA. The Shares will be held in escrow until the closing price of the HCWC Class A common stock on the NYSE American exchange is at or above $1.50 per share for five consecutive trading days (the “Price Target”). Upon achieving the Price Target, the Purchasers will be required to pay the remaining purchase price and the Shares will be released from escrow to the Purchasers. Upon closing of the SPA, the Purchasers will initially pay an amount equal to the par value of the Shares being acquired.

The Company has agreed to register the shares of HCWC Class A Common Stock issuable upon conversion of the Shares.

The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

ITEM 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The issuances of the Shares and the shares of HCWC Class A Common Stock issuable upon conversion thereof were exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission. The shares of HCWC Preferred Stock and the shares of HCWC Class A Common Stock into which they may be converted constitute restricted securities that may not be offered or sold absent their registration for resale or the availability of an exemption therefrom.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See Item 5.03 herein for a discussion of the terms of the HCWC Preferred Stock.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 12, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of HCWC Preferred Stock designated is 3,250 and each share of HCWC Preferred Stock has a stated value equal to $1,000 (the “Stated Value”).

Voting Rights

The HCWC Preferred Stock shall have voting rights on as converted basis. However, as long as any shares of HCWC Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the HCWC Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the HCWC Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of HCWC Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of HCWC Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $1,000 per share of HCWC Preferred Stock.

Conversion Price

The conversion price for the HCWC Preferred Stock shall equal $1.38.

The foregoing description of the HCWC Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Healthy Choice Wellness Corp. Amended and Restated Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated as of May 12, 2025, by and between Healthy Choice Wellness Corp. and the investors named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY CHOICE WELLNESS CORP.

Date:	May 12, 2025	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer